      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1998

                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                   ----------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                   ----------------------------------------

                         SEACHANGE INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                          04-3197974
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                                124 ACTON STREET
                         MAYNARD, MASSACHUSETTS  01754
                                 (978) 897-0100
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                   ----------------------------------------

                           WILLIAM C. STYSLINGER, III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                124 ACTON STREET
                         MAYNARD, MASSACHUSETTS  01754
                                 (978) 897-0100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                   ----------------------------------------

                                   COPIES TO:
                         WILLIAM B. SIMMONS, JR., ESQ.
                        Testa, Hurwitz & Thibeault, LLP
                       High Street Tower, 125 High Street
                          Boston, Massachusetts  02110
                                 (617) 248-7000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [_]

                   ----------------------------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
TITLE OF SHARES TO BE   AMOUNT TO BE    PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM AGGREGATE   AMOUNT OF REGISTRATION
    REGISTERED           REGISTERED        PRICE PER SHARE(1)              OFFERING PRICE(1)               FEE(2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value              625,000 shares          $10.6875                       $6,679,687.50                $1,970.51
=========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2) Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of Common Stock reported on the Nasdaq National Market on May 7, 1998.

                   ----------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

***********************************************************************
*Information contained herein is subject to completion or amendment.  *
*A registration statement relating to these securities has been       *
*filed with the Securities and Exchange Commission. These securities * *may not be sold nor may offers to buy be accepted prior to the time * *the registration statement becomes effective. This prospectus shall * *not constitute an offer to sell or the solicitation of an offer to * *buy nor shall there be any sale of these securities in any state in * *which such offer, solicitation or sale would be unlawful prior to * *registration or qualification under the securities laws of any such *
*state.                                                               *
***********************************************************************

                   SUBJECT TO COMPLETION, DATED MAY 8, 1998

                             ---------------------

                                   PROSPECTUS

                                 625,000 SHARES

                         SEACHANGE INTERNATIONAL, INC.

                                  COMMON STOCK

                             ---------------------

     This Prospectus relates to the sale of up to an aggregate of 625,000 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of SeaChange International, Inc., a Delaware corporation ("SeaChange" or the "Company"), issued to the stockholders of SeaChange Asia Pacific Operations Pte. Ltd., formerly IPC Interactive Pte. Ltd. ("SeaChange Asia") in connection with the Company's acquisition of SeaChange Asia (collectively, the "Selling Stockholders"). See "Selling Stockholders." The Selling Stockholders may sell the Shares from time to time at market prices prevailing at the time of sale or at prices otherwise negotiated. See "Plan of Distribution." The Selling Stockholders and certain persons who purchase shares from them including broker-dealers acting as principals who may resell the Shares, may be deemed "underwriters," as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares. The Company is responsible for the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume brokerage commissions or other similar charges incurred in the sale of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

     The Company's Common Stock is listed on the Nasdaq National Market under the symbol "SEAC". The last reported sale price for the Common Stock on May 7, 1998 was $10.375 per share, as reported by the Nasdaq National
Market.

                            _______________________

AN INVESTMENT IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            _______________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this Prospectus is ________________, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov." The Common Stock of the Company is listed on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees, and through its World Wide Website (http:/www.sec.gov).

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-21393) are incorporated in this Prospectus by reference, except as superseded or modified herein:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

2.        The Company's Current Report on Form 8-K/A filed February 23, 1998.

3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on September 18, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Edward J. McGrath, Acting Chief Financial Officer and Treasurer, at the principal executive offices of the Company: 124 Acton Street, Maynard, Massachusetts 01754, telephone: (978) 897-0100. Unless the context otherwise requires, references in this Prospectus to the "Company" or "SeaChange" refer to SeaChange International, Inc. and its subsidiaries.

                                  THE COMPANY

     SeaChange provides products to digitally manage, store and distribute digital video for television operators and telecommunications companies. The Company's products utilize its proprietary distributed application software and standard industry components to automate the management and distribution of video streams including advertisements, movies, news and other video programming requiring precise, accurate and continuous execution. The Company's digital video products are designed to provide higher image quality and to be more reliable, easier to use and less expensive than video tape-based systems. In addition, SeaChange's products enable its customers to increase revenues by offering more targeted services such as geography-specific spot advertising and video-on-demand movies.

     SeaChange's products address a number of specific markets. The SeaChange SPOT System is the leading digital advertisement insertion system for the multichannel television market in terms of installations in the United States, based on currently available industry sources and the Company's internal data. The SeaChange SPOT System encodes analog video forms such as advertisements and news, stores them in remote or local digital libraries, and inserts them automatically into television network streams. The SPOT System provides high run-rate accuracy and video image quality, permits geographic and demographic specificity of advertisements and reduces operating costs. The Company also sells two variants of this product-SPOT PRO which provides ad insertion capability to small to mid-size television stations, and the SeaChange SPOT Long Form System, a long-form video storage and delivery product for cable television operators and telecommunications companies. The Company also sells the SeaChange Movie System, which provides long-form video storage and delivery for the pay- per-view movie markets and the SeaChange GuestServe System for delivering video- on-demand and other services to hotels. The SeaChange Advertising Management Software operates in conjunction with the SeaChange SPOT System to automate and simplify complex sales, scheduling and billing processes for the multichannel television market. The Company also sells its Video Server 100, which is designed to store and distribute video streams of various lengths, and MediaCluster, SeaChange's proprietary software technology that enables multiple Video Server 100s to operate together as an integrated video server, to systems integrators and value added resellers. In addition, the Company is developing its Broadcast MediaCluster systems for the broadcast television industry for storage, archiving, on-air playback of advertising and other video programming. The Company is also developing its video-on-demand system to allow cable television and other telecommunication companies to offer interactive services to its subscribers.

     The Company was incorporated in Delaware in July 1993. The Company's principal executive offices are located at 124 Acton Street, Maynard, Massachusetts 01754, and its telephone number is (978) 897-0100.

                                 RISK FACTORS

     In addition to the other information presented in this Prospectus and the information incorporated in this Prospectus by reference, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby. Certain statements set forth in this Prospectus and the documents incorporated by reference herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, and the Company's actual future results may differ materially from those stated in any such forward-looking statements. Factors that may cause such differences include, but are not limited to, those described in the following Risk Factors and in the other risk factors described from time to time in the Company's filings with the Securities and Exchange Commission.


     LIMITED OPERATING HISTORY AND OPERATING RESULTS.

     The Company was founded in July 1993 and commenced shipment of its initial products in the third quarter of 1994. Accordingly, the Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, the Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to upgrade its technologies and commercialize products and services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks. Increases in operating expenses are expected to continue and may result in a decrease in operating income.

     FLUCTUATIONS IN QUARTERLY OPERATING RESULTS.

     The Company's quarterly operating results have in the past varied and in the future will be affected by factors such as: (i) the timing and recognition of revenue from significant orders, (ii) the seasonality of the placement of customer orders, (iii) the success of the Company's products, (iv) increased competition, (v) changes in the Company's pricing policies or those of its competitors, (vi) the financial stability of major customers, (vii) new product introductions or enhancements by competitors, (viii) delays in the introduction of products or product enhancements by the Company, (ix) customer order deferrals in anticipation of upgrades and new products, (x) the ability to access a sufficient supply of sole source and third party components, (xi) the quality and market acceptance of new products, (xii) the timing and nature of selling and marketing expenses (such as trade shows and other promotions),
(xiii) personnel changes, (xiv) the risks associated with international sales as the Company expands its markets, (xv) the Company's ability to integrate the operations of acquired subsidiaries and (xvi) economic conditions affecting the Company's customers. Any significant cancellation or deferral of purchases of the Company's products could have a material adverse effect on the Company's business, financial condition and results of operations in any particular quarter, and to the extent significant sales occur earlier than expected, operating results for subsequent quarters may be adversely affected. The Company's expense levels are based, in part, on its expectations as to future revenues, and the Company may be unable to adjust spending in a timely manner to compensate for any revenue shortfall. If revenues are below expectations, operating results are likely to be adversely affected and net income may be disproportionately affected because a significant portion of the Company's expenses do not vary with revenues.

     Because of these factors, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Due to all of the foregoing factors, in some future quarter the Company's operating results may be below the expectations of public market analysts and investors.

     SEASONALITY.

     The Company's business has been seasonal with more orders being placed and greater revenues being recognized in the first and second quarters than in the third and fourth quarters. The Company believes that the concentration of order placements in specific quarterly periods is due to customers' buying patterns and budgeting cycles in the cable television industry. The Company anticipates that these patterns will continue in the future. As a result, the Company's results of operations have in the past and likely will in the future vary seasonally in accordance with such purchasing activity. Due to the relatively fixed nature of certain of the Company's costs throughout each quarterly period, including personnel and facilities costs, the decline of revenues in any quarter typically results in lower profitability in that quarter.

     MANAGEMENT OF GROWTH.

     The Company has experienced growth in revenues and expansion of its operations which have placed significant demands on the Company's management, administrative and operational resources. The Company believes that further improvements in management and operational controls are needed, and would continue to be needed to manage any future growth. Continued growth will also require the Company to hire more technical, selling and marketing, support and administrative personnel, expand manufacturing and customer service capabilities, and update or expand management information systems. There can be no assurance that the Company will be able to attract and retain the necessary personnel to accomplish its growth strategies or that it will not experience constraints that will adversely affect its ability to satisfy customer demand in a timely fashion or to satisfactorily support its customers and operations. Also, the Company may in the future acquire complementary service or product lines, technologies or businesses, although the Company has no present understandings, commitments or agreements with respect to any significant acquisitions. If the Company's management is unable to manage growth effectively or integrate any acquisition into the Company's operations successfully, the Company's business, financial condition and results of operations could be materially and adversely affected.

     PRODUCT CONCENTRATION.

     Through December 31, 1997, substantially all of the Company's revenues were derived from the sale of the SeaChange SPOT System, movie systems and related services. The Company's success depends in part on continued sales of the SeaChange SPOT System, movie systems and the introduction of new products. A decline in demand or average selling prices for the SeaChange SPOT System or movie product lines, whether as a result of new product introductions by others, price competition, technological change, inability to enhance the products in a timely fashion, or otherwise, would have a material adverse effect on the Company's business, financial condition and results of operations.

     HIGHLY COMPETITIVE MARKET.

     The market for digital video products is highly competitive. The Company currently competes against suppliers of both analog tape-based and digital systems in the advertisement insertion market and against both computer companies offering video server platforms and more traditional movie application providers in the movie system market. When the Company introduces products in the television broadcast market, the Company expects to compete in that market against various computer companies offering video server platforms and television equipment manufacturers. Due to the rapidly evolving markets in which the Company competes, additional competitors with significant market presence and financial resources, including computer hardware and software companies and television equipment manufacturers, may enter those markets, thereby further intensifying competition. Increased competition could result in price reductions and loss of market share which would adversely affect the Company's business, financial condition and results of operations. Many of the Company's current and potential competitors have greater financial, selling and marketing, technical and other resources than the Company. Moreover, the Company's competitors may also foresee the course of market developments more accurately than the Company. Although the Company believes it has certain technological and other advantages over its competitors, realizing and maintaining such advantages will require a continued high level of investment by the Company in research and product development, marketing and customer service and support. There can be no assurance that the Company will have sufficient resources to continue to make such investments or that the Company will be able to make the technological advances necessary to compete successfully with its existing competitors or with new competitors.

     DEPENDENCE ON EMERGING DIGITAL VIDEO MARKET.

     Cable television operators and television broadcasters have historically relied on traditional analog technology for video management, storage and distribution. Digital video technology is still a relatively new technology and requires a significant initial investment of capital. The Company's future growth will depend both on the rate at which television operators convert to digital video systems and the rate at which digital video technology expands to additional market segments. There can be no assurance that the use of digital video technology will expand among television operators or into additional markets. Any failure by the market to accept digital video technology will have a material adverse affect on the Company's business, financial condition and results of operations.

     RISKS ASSOCIATED WITH EXPANSION INTO NEW MARKETS.

     To date, the Company's products have been purchased primarily by cable television operators and telecommunications companies. The Company's success depends in part on the penetration of new markets. In particular, the Company plans to introduce several products for use by television broadcasters. These broadcast products will be directed toward a market that the Company has not previously addressed. There can be no assurance that the Company will be successful in marketing and selling these new products to customers in the broadcast television market. Any inability of the Company to penetrate this new market would have a material adverse effect on the Company's business, financial condition and results of operations.

     RISK OF NEW PRODUCT INTRODUCTIONS.

     The Company's future success requires that it develop and market additional products that achieve significant market acceptance and enhance its current products. The Company has recently introduced a new product which enables television operators to provide video-on-demand and scheduled playback services to hotels and apartments. The success of this product may depend in part on relationships with movie content providers. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of this and other new products and enhancements, or that its new products and enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. Announcements of currently planned or other new product offerings may cause customers to defer purchasing existing Company products. Moreover, there can be no assurance that, despite testing by the Company, and by current and potential customers, errors or failures will not be found in the Company's products, or, if discovered, successfully corrected in a timely manner. Such errors or failures could cause delays in product introductions and shipments, or require design modifications that could adversely affect the Company's competitive position. The Company's inability to develop on a timely basis new products, enhancements to existing products or error corrections, or the failure of such new products or enhancements to achieve market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations.

     RAPID TECHNOLOGICAL CHANGE.

     The markets for the Company's products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions and enhancements. Future technological advances in the television and video industries may result in the availability of new products or services that could compete with the solutions provided by the Company or reduce the cost of existing products or services, any of which could enable the Company's existing or potential customers to fulfill their video needs better and more cost efficiently than with the Company's products. The Company's future success will depend on its ability to enhance its existing digital video products, including the development of new applications for its technology and to develop and introduce new products to meet and adapt to changing customer requirements and emerging technologies. There can be no assurance that the Company will be successful in enhancing its digital video products or developing, manufacturing and marketing new products which satisfy customer needs or achieve market acceptance. In addition, there can be no assurance that services, products or technologies developed by others will not render the Company's products or technologies uncompetitive, unmarketable or obsolete, or that announcements of currently planned or other new product offerings by either the Company or its competitors will not cause customers to defer or fail to purchase existing Company solutions. The failure of the Company to respond to rapidly changing technologies related to digital video could have a material adverse effect on the Company's business, financial condition and results of operations.

     SIGNIFICANT CONCENTRATION OF CUSTOMERS.

     The Company's customer base is highly concentrated among a limited number of large customers, primarily due to the fact that the cable television and telecommunications industries in the United States are dominated by a limited number of large companies. A fairly limited number of customers account for a significant percentage of the Company's revenues in any year. In 1995, 1996 and 1997, revenues from the Company's five largest customers represented approximately 91%, 76% and 68%, respectively, of the Company's total revenues. In each of 1995 and 1996, four customers each accounted for more than 10% of the Company's revenues and in 1997 three customers accounted for more than 10% of the Company's revenues, two of which accounted for more than 10% of the Company's revenues in 1995, 1996 and 1997. The Company generally does not have written continuing purchase agreements with its customers and does not have any written agreements that require customers to purchase fixed minimum quantities of the Company's products. The Company's sales to specific customers tend to vary significantly from year to year depending upon such customers' budgets for capital expenditures and new product introductions. In addition, the Company derives a substantial portion of its revenues from products that have a selling price in excess of $150,000. The Company believes that revenue derived from current and future large customers will continue to represent a significant proportion of its total revenues. The loss of, or reduced demand for products or related services from, any of the Company's major customers could have a material adverse effect on the Company's business, financial condition and results of operations.

     DEPENDENCE ON SOLE SOURCE SUPPLIERS AND THIRD PARTY MANUFACTURERS.

     Certain key components of the Company's products are currently purchased from a sole supplier, including a computer chassis manufactured by Trimm Technologic Inc., a disk controller manufactured by Mylex Corporation, an MPEG-2 decoder card manufactured by Vela Research, Inc. and an MPEG-2 encoder manufactured by Optivision, Inc. The Company does not have material written supply agreements with these or any of its suppliers. The Company has in the past experienced quality control problems, where products did not meet specifications or were damaged in shipping, and delays in the receipt of such components. These problems were generally of short duration and did not have a material adverse effect on the Company. However, the Company may in the future experience similar types of problems which could be more severe or more prolonged. The inability to obtain sufficient key components as required, or to develop alternative sources if and as required in the future, could result in delays or reductions in product shipments which, in turn, could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, the Company relies on a limited number of third parties who manufacture certain components used in the Company's products. While to date there has been suitable third party manufacturing capacity readily available at acceptable quality levels, there can be no assurance that such manufacturers will be able to meet the Company's future volume or quality requirements or that such services will continue to be available to the Company at favorable prices. Any financial, operational, production or quality assurance difficulties experienced by such third party manufacturers that result in a reduction or interruption in supply to the Company could have a material adverse effect on the Company's business, financial condition and results of operations.

     REGULATION OF TELECOMMUNICATIONS AND TELEVISION INDUSTRIES.

     The telecommunications and television industries are subject to extensive regulation in the United States and other countries. The Company's business is dependent upon the continued growth of such industries in the United States and internationally. Although recent legislation has lowered the legal barriers to entry for telecommunications companies into the United States multichannel television market, there can be no assurance that such telecommunications companies will successfully enter this or related markets. Moreover, the growth of the Company's business internationally is dependent in part on similar deregulation of the telecommunications industry abroad and there can be no assurance that such deregulation will occur. Television operators are also subject to extensive government regulation by the Federal Communications Commission (''FCC'') and other federal and state regulatory agencies. These regulations could have the effect of limiting capital expenditures by television operators and thus could have a material adverse effect on the Company's business, financial condition and results of operations. The enactment by federal, state or international governments of new laws or regulations, changes in the interpretation of existing regulations or a reversal of the trend toward deregulation in these industries could adversely affect the Company's customers, and thereby materially adversely affect the Company's business, financial condition and results of operations.

     LENGTHY SALES CYCLE.

     Digital video products are relatively complex and their purchase generally involves a significant commitment of capital, with attendant delays frequently associated with large capital expenditures and implementation procedures within an organization. Moreover, the purchase of such products typically requires coordination and agreement among a potential customer's corporate headquarters and its regional and local operations. For these and other reasons, the sales cycle associated with the purchase of the Company's digital video products is typically lengthy and subject to a number of significant risks, including customers' budgetary constraints and internal acceptance reviews, over which the Company has little or no control. Based upon all of the foregoing, the Company believes that the Company's quarterly revenues, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of its results of operations are not necessarily meaningful and that, in any event, such comparisons should not be relied upon as indications of future performance.

     DEPENDENCE ON KEY PERSONNEL AND HIRING OF ADDITIONAL PERSONNEL.

     The Company's success depends to a significant degree upon the continued contributions of its key management, engineering, selling and marketing and manufacturing personnel, many of whom would be difficult to replace. The Company does not have employment contracts with its key personnel. The Company believes its future success will also depend in large part upon its ability to attract and retain highly skilled managerial, engineering, selling and marketing, finance and manufacturing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. The loss of the services of any of the key personnel, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel, particularly software engineers and sales personnel, could have a material adverse effect on the Company's business, financial condition and results of operations.

     DEPENDENCE ON PROPRIETARY RIGHTS.

     The Company's success and its ability to compete is dependent, in part, upon its proprietary rights. The Company relies primarily on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality procedures and contractual provisions to protect its proprietary rights. There can be no assurance that such measures will be adequate to protect the Company's proprietary rights. The Company attempts to ensure that its products and technology do not infringe the proprietary rights of third parties. The Company received a letter in January 1996 stating that the Company's video insertion system may be utilizing technology patented by a third party. The Company did not respond to such letter and has received no further communication from the holder of these patents. The Company does not believe that its products infringe the patents mentioned in such letter. However, there can be no assurance that the holder of these patents or other third parties will not assert infringement claims against the Company in the future or that any such claim will not be successful.

     RISKS ASSOCIATED WITH INTERNATIONAL SALES.

     Prior to 1996, the Company derived no significant revenues from international operations. International sales accounted for approximately 5% and 12% of the Company's total revenues in the years ended December 31, 1996, and 1997, respectively. The Company expects that international sales will account for a significant portion of the Company's business in the future. However, there can be no assurance that the Company will be able to maintain or increase international sales of its products. International sales are subject to a variety of risks, including difficulties in establishing and managing international distribution channels, in servicing and supporting overseas products and in translating products into foreign languages. International operations are subject to difficulties in collecting accounts receivable, staffing and managing personnel and enforcing intellectual property rights. Other factors that can also adversely affect international operations include fluctuations in the value of foreign currencies and currency exchange rates, changes in import/export duties and quotas, introduction of tariff or non-tariff barriers and economic or political changes in international markets.

     CONCENTRATION OF OWNERSHIP.

     The Company's officers, directors and their affiliated entities, and other holders of 5% or more of the Company's outstanding capital stock, together beneficially owned approximately 64% of the outstanding shares of Common Stock of the Company as of March 23, 1998. As a result, such persons will have the ability to elect the Company's directors and to determine the outcome of corporate actions requiring stockholder approval, irrespective of how other stockholders of the Company may vote. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company which may be favored by a majority of the remaining stockholders, or cause a change of control not favored by the Company's other stockholders.

     INTEGRATION OF ACQUIRED BUSINESSES.

     The Company consummated its acquisition of SeaChange Asia in December 1997. SeaChange Asia currently operates as a wholly-owned subsidiary of the Company. The Company has limited experience in integrating acquired companies or technologies into its operations. The Company may from time to time pursue the acquisition of other companies, assets, products or technologies. There can be no assurance that products, technologies, distribution channels, key personnel and businesses of SeaChange Asia or any other acquired companies will be successfully integrated into the Company's business or product offerings, or that such integration will not adversely affect the Company's business, financial condition or results of operations. There can be no assurance that any acquired companies, assets, products or technologies will contribute significantly to the Company's sales or earnings, that the sales and earnings from acquired businesses will not be adversely affected by the integration process or other factors. If the Company is not successful in the integration of such acquired businesses, there could be an adverse impact on the financial results of the Company. There can be no assurance that the Company will continue to be able to identify and consummate suitable acquisition transactions in the future.

     POSSIBLE VOLATILITY OF STOCK PRICE.

     There has been significant volatility in the market price of securities of high technology companies. Factors such as announcements of technological innovations by the Company, its competitors and other third parties, as well as quarterly variations in the Company's results of operations and market conditions in the industry, may cause the market price of the Company's Common Stock to fluctuate significantly. In addition, the public stock markets have historically experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many technology companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Shares and the number of shares as of April 30, 1998 which may be offered for the account of the Selling Stockholders or their transferees, distributees, pledgees, donees or other successors in interest from time to time. All of the shares offered hereby were acquired in connection with the Company's acquisition of SeaChange Asia. See "Plan of Distribution."

                                   Number of Shares Beneficially      Number of Shares         Number of
                                               Owned                     to be Sold             Shares
                                       Prior to Offering (1)        in the Offering (2)   Beneficially Owned
      Selling Stockholders             Number        Percent (3)    Number   Percent (3)  After the Offering
--------------------------------   -----------    --------------    -------  ----------   ------------------
David Lampton                       156,187(4)          1.1         154,687      1.1             (5)
Johnathan Edwards                   154,687(6)          1.1         154,687      1.1             (5)
Philip Knudsen                        6,876(7)           *            3,126       *              (5)
IPC Corporation Ltd.                312,500(8)          2.3         312,500      2.3             (5)

-----------------
*Less than 1%

(1) Except as otherwise indicated, the persons and entities named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to shares.
(2) Assumes that all of the Shares owned by each Selling Stockholder and offered pursuant to this Prospectus are sold during the distribution period.
(3) As of April 30, 1998, there were 13,620,372 shares of Common Stock outstanding.
(4) Includes 1,500 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 30, 1998, and includes 134,268 Shares pledged by Mr. Lampton to Bear, Stearns Securities Corp. Also includes 20,419 Shares which are held in escrow pursuant to the terms of an Escrow Agreement dated December 10, 1997 by and among SeaChange, the Selling Stockholders and State Street Bank and Trust Company (the "Escrow Agreement"). Such shares may not be released from escrow and sold hereunder except in accordance with all terms and conditions of the Escrow Agreement.
(5) Because the Selling Stockholders or their transferees, distributees, pledgees, donees or other successors in interest may sell all or any part of their Shares pursuant to this Prospectus, no estimate can be given as to the number of Shares that will be held by each Selling Stockholder upon termination of this offering.

(6) Includes 20,419 Shares held in escrow pursuant to the terms of the Escrow Agreement. Such Shares may not be released from escrow and sold hereunder except in accordance with all terms and conditions of the Escrow Agreement.
(7) Includes 412 Shares held in escrow pursuant to the terms of the Escrow Agreement. Such Shares may not be released from escrow and sold hereunder except in accordance with all terms and conditions of the Escrow Agreement. Also includes 3,750 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 30, 1998.
(8) Includes 41,250 Shares held in escrow pursuant to the terms of the Escrow Agreement. Such Shares may not be released from escrow and sold hereunder except in accordance with all terms and conditions of the Escrow Agreement.

     Since the acquisition of SeaChange Asia on December 10, 1997, Messrs. Knudsen and Lampton have been employees of GuestServe Networks, Inc., a wholly-owned subsidiary of the Company. Mr. Edwards is the president of a company which has provided consulting services to the Company since December 10, 1997. IPC Corporation Ltd. has not had a material relationship with the Company or any of its affiliates since the acquisition of SeaChange Asia on December 10, 1997.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold from time to time by the Selling Stockholders acting as principals for their own account. The Company is responsible for the expenses incurred in connection with the registration of the Shares. The Company will receive none of the proceeds from this offering. The Selling Stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares. In addition, the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, and the Selling Stockholders have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act.

     The distribution of the Shares by the Selling Stockholders is not currently subject to any underwriting agreement. The Shares covered by this Prospectus may be sold by the Selling Stockholders or their transferees, distributees, pledgees, donees, or other successors in interest from time to time. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Such sales may be effected in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System, on the Nasdaq National Market, or on any exchange on which the Shares may then be listed. The Shares may be sold by one or more of the following: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) in negotiated transactions; and (e) through other means. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or the participating brokers or dealers and the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales, and any commissions received by such broker-dealers may be deemed to be underwriting compensation.

     The Company has informed the Selling Stockholders that the antimanipulation rules under the Securities Exchange Act of 1934 (including, without limitation, Rule 10b-5 and Regulation M - Rule 102) may apply to sales in the market and will furnish the Selling Stockholders upon request with a copy of these Rules. The Company will also inform the Selling Stockholders of the need for delivery of copies of this Prospectus.

     Any shares covered by the Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Company agreed to file a Registration Statement to register the resale of the Shares and to use its reasonable efforts to maintain the effectiveness of the Registration Statement until the earlier of (A) December 10, 1999, or (B) the date on which no Shares originally held by the Selling Stockholders remain unsold.

     The Selling Stockholders are not restricted as to the price or prices at which they may sell their Shares. Sales of such Shares at less than the market prices may depress the market price of the Company's Common Stock. During the effective time of this Prospectus, the Selling Stockholders have agreed to potential restrictions on resale if notified by the Company of a potential material event that could have a material effect on the Company's business and financial condition, for a period commencing upon such notice and ending upon notice by the Company that such potential material event either has been disclosed to the public or no longer constitutes a potential material event. Notwithstanding the foregoing, the Company has agreed that the maximum aggregate number of days during which the resale rights of the Selling Stockholders may be suspended during the distribution period shall not exceed 60 days. The Selling Stockholders are not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time.

     ChaseMellon Shareholder Services, L.L.C., 111 Founders Plaza, Suite 1100, East Hartford, Connecticut 06108 is the transfer agent for the Company's Common Stock.

                                 LEGAL MATTERS

     Certain legal matters with respect to the issuance of the Shares are being passed upon for the Company by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements and the Financial Statement Schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Stockholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to this date hereof.

                                  -----------

                               TABLE OF CONTENTS
                                                                            Page

Available Information.....................................................    2
Incorporation of Certain Information by Reference.........................    2
The Company...............................................................    4
Risk Factors..............................................................    5
Use of Proceeds...........................................................   12
Selling Stockholders......................................................   12
Plan of Distribution......................................................   14
Legal Matters.............................................................   15
Experts...................................................................   15

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                625,000 SHARES

                         SEACHANGE INTERNATIONAL, INC.


                                 COMMON STOCK



                                  ----------

                                  PROSPECTUS

                                  ----------





                                _________, 1998



--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:


SEC Registration Fee                                     $ 1,970.51
Nasdaq Filing Fee                                         12,500.00
Legal fees and expenses                                   10,000.00
Accounting fees and expenses                               2,500.00
Miscellaneous                                              1,000.00
                                                         ----------
   Total                                                 $27,970.51

     The Company will bear all expenses shown above. All amounts other than the SEC Registration Fee are estimated solely for the purpose of this offering.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-laws (the "By-laws") provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities.
In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company's Charter and By-laws filed as Exhibits 4.2 and 4.3 to the Company's Registration Statement on Form S-8 filed on December 9, 1996 (No. 333-17379), respectively.


     The Underwriting Agreement executed in connection with the Company's initial public offering provides that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 filed on September 18, 1996 (File No. 333-12233). In addition, certain Stockholders who sold shares of Common Stock at the time of the Company's initial public offering are parties to indemnification agreements with the Company whereby such Stockholders have agreed, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act.


     In addition, the Registration Rights Agreement executed in connection with the Company's acquisition of all of the outstanding capital stock of SeaChange Asia provides that the Selling Stockholders are obligated, under certain circumstances, to indemnify the Company and its directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the Registration Rights Agreement filed as Exhibit 2.2 to the Company's Current Report on Form 8-K dated December 10, 1997.

     The Company maintains director and officers liability insurance for the benefit of its directors and certain of its officers.


ITEM 16.  EXHIBITS.


   4.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed on December 9, 1996 (File No. 333-17379) and incorporated herein by reference)

   4.2 Amended and Restated By-laws of the Company (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 filed on December 9, 1996 (File No. 333-17379) and incorporated herein by reference)

   5.1*   Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1*  Consent of Price Waterhouse LLP

   23.2*  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

   24.1* Power of Attorney (included as part of the signature page to this Registration Statement)

--------------
* Filed Herewith


ITEM 17.  UNDERTAKINGS.



The undersigned Registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where appropriate, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maynard and Commonwealth of Massachusetts on May 8, 1998.



                                    SEACHANGE INTERNATIONAL, INC.



                                    By:   /s/ William C. Styslinger, III
                                         -------------------------------
                                         William C. Styslinger, III
                                         President, Chief Executive Officer,
                                         Chairman of the Board and Director


                       POWER OF ATTORNEY AND SIGNATURES


We, the undersigned officers and directors of SeaChange International, Inc., hereby severally constitute and appoint William C. Styslinger, III and Edward J. McGrath, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally do all things in our names and on our behalf in such capacities to enable SeaChange International, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                                                Title(s)                                   Date
--------------------------------  ------------------------------------------------------     -------------------

/s/ William C. Styslinger, III     President, Chief Executive Officer, Chairman of the       May 8, 1998
--------------------------------   Board and Director (Principal Executive Officer)
William C. Styslinger, III

/s/ Edward J. McGrath             Vice President, Engineering, Chief Technical Officer,      May 8, 1998
--------------------------------  Secretary, Acting Chief Financial Officer and
Edward J. McGrath                 Treasurer, and Director (Principal Financial and
                                  Accounting Officer)

/s/ Martin R. Hoffmann            Director                                                   May 8, 1998
--------------------------------
Martin R. Hoffmann

/s/ Paul H. Saunders              Director                                                   May 8, 1998
--------------------------------
Paul H. Saunders

/s/ Carmine Vona                  Director                                                   May 8, 1998
--------------------------------
Carmine Vona

                                 EXHIBIT INDEX

 Exhibit No.    Description of Exhibit
--------------  ----------------------
   4.1          Amended and Restated Certificate of Incorporation of the Company
                (filed as Exhibit 4.2 to the Company's Registration Statement on
                Form S-8 filed on December 9, 1996 (File No. 333-17379) and incorporated herein by reference)

   4.2          Amended and Restated By-laws of the Company (filed as Exhibit
                4.3 to the Company's Registration Statement on Form S-8 filed on December 9, 1996 (File No. 333-17379) and incorporated herein by reference)

   5.1*         Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1*        Consent of Price Waterhouse LLP

   23.2*        Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
                5.1)

   24.1* Power of Attorney (included as part of the signature page to this Registration Statement)
--------------
* Filed Herewith